SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

October 27, 2014

INERGETICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-3338 (Commission File Number)	22-1558317 (IRS Employer Identification No.)

550 Broad Street, Suite 1212, Newark, NJ 07102

(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (908) 604-2500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 3.02.	Unregistered Sales of Equity Securities.
Item 8.01	Other Events.

On October 27, 2014, Inergetics, Inc. (the “Company”) issued a convertible debenture in the principal amount of $165,000 (the “Debenture”) to Macallan Partners, LLC (“Macallan”) pursuant to which it borrowed $150,000. The additional $15,000 represents original issue discount.

Principal is due and payable under the Debenture on October 30, 2015. At the option of the Company, the principal may be prepaid before the due date at a premium of 130% (the “Prepayment Penalty”). Upon the occurrence of an “Events of Default” (as such term is defined in the Debenture), Macallan (including hereinafter, any subsequent holder of the Debenture) has the right to accelerate payment of all unpaid principal and interest and any applicable Prepayment Penalty. Interest on the foregoing shall be the lesser of 18% per annum or the highest legal rate.

At any time after six months from the date the Debenture was issued, at the option of Macallan, principal and accrued interest is convertible into shares of the Company’s Common Stock at a price (the “Conversion Price”) equal to the lower of: 55% of the lowest traded price during the 15 trading days prior to the election to convert or 55% of the bid price on the date of the election to convert. If conversion shares are not deliverable by DWAC, then an additional 5% discount will apply to the conversion price. If the shares are ineligible for deposit into the DTC system for any reason and only eligible for “X clearing” then an additional 10% discount will apply to the conversion price. If the Company’s common stock price closes below 0.005 at any time while the Debenture is outstanding then an additional 15% discount will apply to the conversion price. However, if the Company’s common stock price at any time loses “the bid” (e.g., .0001 on “the ask” with zero market makers on the bid as per level 2 quotations), then the conversion price may, in the Lender’s sole and absolute discretion, be reduced to a fixed price equal to par value.

The Debenture provides that Macallan shall not have the right to convert any portion of the Debenture, to the extent that after giving effect to such conversion, it would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion.

The above securities were issued pursuant to the exemption from registration provided by Rule 506(b) promulgated under the Securities Act of 1933 and Section 4(a)(2) of such Act.

The foregoing description of the Debenture and the transactions contemplated therein are qualified in their entirety by reference to the full text of the Debenture, a copy of which is attached hereto as an Exhibit and incorporated herein in its entirety by reference.

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2014, Carl Germano resigned as a Director and Executive Officer of the Company. On October 30, 2014, the Company’s Board of Directors appointed James Kras a Director of the Company to fill the vacancy resulting from Mr. Germano’s resignation.

Item 9.01	Financial Statements and Exhibits

d)       Exhibits

Exhibit No.	Exhibit Description

4.1	October 27, 2014 Convertible Debenture issued to Macallan.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2014

INERGETICS, INC.

By:	/s/ Michael C. James
Michael C. James
Chief Executive Officer and
Chief Financial Officer

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